SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2005

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2005, Michael S. Ostrach, age 53, joined Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”). He serves as Chief Operating Officer and General Counsel of the Company. Until August 2004, Mr. Ostrach served as President and Chief Operating Officer of Kosan Biosciences Inc. (“Kosan”), a publicly held biotechnology company, which he joined in October 1997. Prior to joining Kosan, Mr. Ostrach worked with a number of biotechnology companies, including serving as Executive Vice President and Chief Operating Officer of Neurobiological Technologies, Inc., from 1994 to 1996 and serving as Senior Vice President of Cetus Corporation from 1981 to 1991. Mr. Ostrach received a B.A. from Brown University and a J.D. from Stanford University Law School.

In connection with Mr. Ostrach’s appointment to the offices described above, on September 14, 2005, the Company issued to Mr. Ostrach, pursuant to the Company’s 2004 Equity Incentive Plan, an incentive stock option to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $12.45 per share. These shares will vest over four years, one-fourth of which shall vest on September 12, 2006 and the remainder of which shall continue to vest at the rate of 1/48th of the shares per month for the remaining three years, provided Mr. Ostrach continues to be employed by the Company. Furthermore, in connection with Mr. Ostrach’s appointment, he will receive an annual salary of $300,000 and he will be eligible to participate in the Company’s bonus plan for executive officers.

The foregoing description of the terms of Mr. Ostrach’s employment with the Company is qualified in its entirety by reference to the Offer Letter dated September 12, 2005 between the Company and Mr. Ostrach, a copy of which is attached hereto as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Ostrach’s appointment to the offices described above, Mr. Ostrach and the Company have entered into a Change of Control Severance Agreement that provides that if Mr. Ostrach’s employment with the Company is involuntarily terminated within 18 months following a change of control, then Mr. Ostrach will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs, immediate acceleration and vesting of all stock options granted prior to the change of control, the termination of the Company’s right to repurchase shares of restricted stock purchased prior to the change of control, extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination and up to 12 months of health benefits.

The foregoing description of the terms of Mr. Ostrach’s Change of Control Severance Agreement with the Company is qualified in its entirety by reference to the Form of Change of Control Severance Agreement between the Company and Mr. Ostrach, a copy of which is attached hereto as Exhibit 10.23 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.22	Offer Letter by and between the Company and Michael S. Ostrach dated September 12, 2005

10.23	Form of Change of Control Severance Agreement by and between the Company and executive officers other than those covered by Exhibit 10.15

99.1	Press Release dated September 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: September 16, 2005	By:	/s/ Harold E. Selick, Ph.D.
Harold E. Selick, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.22	Offer Letter by and between the Company and Michael S. Ostrach dated September 12, 2005

10.23	Form of Change of Control Severance Agreement by and between the Company and executive officers other than those covered by Exhibit 10.15

99.1	Press Release dated September 15, 2005.